Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2018

FINANCIAL AND OPERATIONAL RESULTS

•

Reported third-quarter production of 476,000 barrels of oil equivalent (BOE) per day. Adjusted production, which excludes Egypt noncontrolling interest and tax barrels and 2017 divestitures, was 401,000 BOE per day, up 13 percent over third-quarter 2017;

•	Achieved U.S. production of 272,000 BOE per day and record Permian Basin production of 222,000 BOE per day, up 31 percent and 38 percent over third-quarter 2017, respectively;

•	Delivered strong cash flow from operations of $1 billion, with nearly 70 percent of reported oil production receiving Brent or Gulf Coast-linked pricing;

•

Expecting strong fourth-quarter adjusted production volume growth of 20,000 BOE per day, approximately half of which will come from oil; raising full-year 2018 U.S. production guidance to 262,000 BOE per day;

•	Altus Midstream Company transaction to close in November 2018, which is expected to fund fourth quarter 2018 and future Alpine High midstream expenditures;

•	Anticipate 2019 production at the high-end of previously announced guidance of 410,000 to 440,000 BOE per day on an annual upstream capital program of $3 billion; and

•	Resumed share buyback program during the third quarter; announced additional share repurchase authorization of 40 million shares.

HOUSTON, Oct. 31, 2018 – Apache Corporation (NYSE, Nasdaq: APA) today announced its financial and operational results for the third quarter of 2018.

Apache reported earnings of $81 million or $0.21 per diluted common share for the third quarter of 2018. These results include a number of items outside of core earnings that are typically excluded by the investment community in their published earnings estimates, the most significant of which was a $75 million after tax loss incurred as a result of the bond tender exercise. When adjusted for this and other smaller items that impact the comparability of results, Apache’s third-quarter earnings were $244 million or $0.63 per share. Net cash provided by operating activities in the quarter was $1 billion. Adjusted earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (adjusted EBITDAX) was $1.4 billion.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 9

“Apache continued our strong performance in the third quarter of 2018, delivering 31 percent growth in U.S. production year over year. The Permian Basin continues to be the key driver, with oil production up 16 percent and total production up 38 percent year over year. Our significant Brent and LLS oil price leverage and robust NGL realizations, combined with this production performance, resulted in impressive earnings and cash flow growth. Our positive production trends will continue in the fourth quarter, prompting us to again raise our full-year 2018 U.S. production guidance,” said John J. Christmann IV, Apache’s chief executive officer and president.

“During the third quarter, we also achieved a very important objective with the announcement of our Altus Midstream transaction. This will establish an entity capable of funding future midstream investment needs at Alpine High. Importantly, the deal will allow Apache to maintain control of the midstream buildout as we ramp up production at Alpine High,” continued Christmann.

Third-quarter operational summary

Highlights from the company’s three principal areas include:

•	United States – U.S. production averaged 272,000 BOE per day. The company averaged 18 rigs and drilled and completed 47 gross-operated wells.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 9

•

Permian Basin – Third-quarter production in the Permian Basin averaged 222,000 BOE per day, with total production up 38 percent and oil up 16 percent year over year. This growth reflects the ongoing development of Wolfcamp oil zones in the Midland and Delaware basins and the continued ramp up at Alpine High. The company averaged 18 rigs and five frac crews in the Permian Basin during the quarter and drilled and completed 47 gross-operated wells.

•

Midland Basin – Activity continues to focus on pad development in the Wolfcamp formation. During the quarter, the company drilled and completed 11 gross-operated wells and added one rig to optimize its rig-to-frac crew ratio. Contribution to oil growth from this addition will begin during the fourth quarter and continue into 2019.

•	Delaware Basin – Apache’s activity in the Delaware Basin currently includes operations in Alpine High, Dixieland, and Pecos Bend in Reeves County and the slope play in southeast New Mexico.

At Alpine High, production in the third quarter averaged 49,000 BOE per day, a 52-percent increase over the second quarter of 2018. During the quarter, the company drilled and completed 23 gross-operated wells. Well costs and lease operating costs in the play continue to come down in-line with expectations despite upward pressure on service costs.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 9

•

Egypt – Apache averaged 12 rigs during the quarter and drilled and completed 24 gross-operated wells with an 83-percent success rate. Adjusted production in Egypt, which excludes minority interest and the impact of tax barrels, averaged 78,000 BOE per day. The company has acquired approximately 1 million acres to date of a planned 2.6 million-acre seismic shoot. During the quarter, Apache initiated the next phase of the program in our new Northwest Razzak concession.

•

North Sea – Apache averaged three rigs during the quarter and produced 51,000 BOE per day, which was down slightly from the second quarter due to scheduled turnaround maintenance. Production is expected to increase in the fourth quarter, as the company brought its fourth development well online in the Callater field in September and plans to accelerate initial production at Garten from first-quarter 2019 to fourth-quarter 2018, only seven months after its discovery.

Financial liquidity update

During the quarter, the company restructured its debt portfolio with a tender offer and a new $1 billion 10-year, senior-debt offering. Proceeds from the new note offering were used to refinance existing debt and resulted in an extension of the debt maturity profile and a reduction in the average cost of debt.

The company also reinitiated share repurchase activity under an existing authorization which had 7.8 million shares remaining as of June 30, 2018. 924,000 shares were repurchased under this authorization in the third quarter and repurchases continue in the fourth quarter. Apache’s board of directors recently authorized an additional 40 million share-repurchase program.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 9

Capital and production outlook

Upstream oil and gas investment was $844 million in the third quarter, which included $48 million for incremental leasehold acquisition and retention. Apache also invested $122 million for Alpine High midstream activity. Effective Oct. 1, 2018, Alpine High midstream infrastructure will be funded by Altus Midstream Company following the closing of the transaction which is expected in November 2018.

Apache anticipates upstream capital investment of approximately $800 million in the fourth quarter, which includes $65 million for leasehold acquisition and retention, bringing the expected 2018 upstream total budget to approximately $3.1 billion. Strong execution and well performance in the third quarter are prompting the company to raise its 2018 U.S. production guidance to 262,000 BOE per day. Adjusted international production guidance for 2018 is now 133,000 BOE per day.

In 2019, Apache is planning a $3 billion annual capital program, which will enable the company to maintain its current activity levels. The company expects 2019 production levels at the high-end of previously announced 2019 guidance of 410,000 to 440,000 BOE per day.

Details on additional financial and operational guidance can be found in the Third-Quarter 2018 Financial and Operational Supplement at www.apachecorp.com/financialdata.

“During the third quarter, we increased activity to optimize drilling and completions and improve efficiencies through longer laterals, larger fracs and facility expansions. Looking ahead to the fourth quarter, we expect our upstream capital spending to be in line with levels we have maintained for more than a year.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS — PAGE 6 of 9

“As we head into 2019, we are well positioned to generate sustainable liquids production growth and positive free cash flow, while maintaining flexibility to respond quickly to changing industry conditions,” concluded Christmann.

Conference call

Apache will host a conference call to discuss its third-quarter 2018 results at 10 a.m. Central time, Thursday, Nov. 1. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 4354928. Sign up for email alerts to be reminded of the webcast at http://investor.apachecorp.com/alerts/email-alerts-subscription.

Additional information

Additional information follows, including reconciliations of adjusted earnings, cash flow from operations before changes in operating assets and liabilities, adjusted EBITDAX, oil and gas capital investment and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google’s Play store.

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS — PAGE 7 of 9

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, cash flow from operations before changes in operating assets and liabilities, oil and gas capital investment, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” “will,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS — PAGE 8 of 9

for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2017 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration

APACHE CORPORATION ANNOUNCES THIRD-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS — PAGE 9 of 9

success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286 Gary Clark

Media:    (713) 296-7276 Castlen Kennedy

Phil West

Website: www.apachecorp.com

Click here for the third-quarter 2018 materials.

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter		For the Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,555	$1,070	$4,524	$3,292
Natural gas revenues	241	238	675	726
Natural gas liquids revenues	180	81	446	229

	1,976	1,389	5,645	4,247
Derivative instrument gain (loss)	(23)	(110)	(46)	(69)
Gain (loss) on divestiture	1	296	10	616
Other	29	—	50	43

	1,983	1,575	5,659	4,837

OPERATING EXPENSES:
Lease operating expenses	382	353	1,087	1,059
Gathering, transmission and processing	92	44	260	151
Taxes other than income	58	46	162	117
Exploration	99	231	251	431
General and administrative	99	98	330	307
Transaction, reorganization and separation	8	20	20	14
Depreciation, depletion and amortization:
Oil and gas property and equipment	575	524	1,666	1,598
Other assets	35	35	105	109
Asset retirement obligation accretion	27	30	81	103
Impairments	10	—	10	8
Financing costs, net	192	101	385	300

	1,577	1,482	4,357	4,197

NET INCOME BEFORE INCOME TAXES	406	93	1,302	640
Current income tax provision	262	99	709	413
Deferred income tax provision (benefit)	(17)	(111)	(43)	(758)

INCOME INCLUDING NONCONTROLLING INTEREST	161	105	636	985
Net income attributable to noncontrolling interest	80	42	215	137

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$81	$63	$421	$848

NET INCOME PER COMMON SHARE:
Basic	$0.21	$0.16	$1.10	$2.23
Diluted	$0.21	$0.16	$1.09	$2.22
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	383	381	383	381
Diluted	385	383	385	383
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.75	$0.75

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30,	June 30,	September 30,	3Q18 to	3Q18 to	September 30,	September 30,
	2018	2018	2017	2Q18	3Q17	2018	2017
OIL VOLUME - Barrels per day
Permian	90,434	89,928	77,701	1%	16%	88,629	74,943
MidContinent/Gulf Coast	10,067	11,492	9,670	-12%	4%	10,683	10,331
Gulf of Mexico	3,037	3,743	3,512	-19%	-14%	3,518	3,954

United States	103,538	105,163	90,883	-2%	14%	102,830	89,228
Canada	—	—	3,441	—	NM	—	8,881

North America	103,538	105,163	94,324	-2%	10%	102,830	98,109

Egypt (1, 2)	97,129	96,185	93,749	1%	4%	96,201	97,447
North Sea	42,769	46,150	49,945	-7%	-14%	45,076	49,274

International (1)	139,898	142,335	143,694	-2%	-3%	141,277	146,721

Total (1)	243,436	247,498	238,018	-2%	2%	244,107	244,830

NATURAL GAS VOLUME - Mcf per day
Permian	516,930	403,267	278,308	28%	86%	426,421	247,991
MidContinent/Gulf Coast	124,572	135,629	115,982	-8%	7%	127,095	117,978
Gulf of Mexico	10,280	8,881	10,196	16%	1%	9,783	12,656

United States	651,782	547,777	404,486	19%	61%	563,299	378,625
Canada	—	—	107,524	—	NM	—	175,787

North America	651,782	547,777	512,010	19%	27%	563,299	554,412

Egypt (1, 2)	331,681	340,991	378,426	-3%	-12%	338,813	389,533
North Sea	41,455	43,297	50,057	-4%	-17%	41,932	42,800

International (1)	373,136	384,288	428,483	-3%	-13%	380,745	432,333

Total (1)	1,024,918	932,065	940,493	10%	9%	944,044	986,745

NGL VOLUME - Barrels per day
Permian	45,671	44,693	36,737	2%	24%	42,800	35,070
MidContinent/Gulf Coast	14,311	14,050	12,137	2%	18%	13,815	12,649
Gulf of Mexico	257	293	275	-12%	-7%	271	344

United States	60,239	59,036	49,149			56,886	48,063
Canada	—	—	2,183	—	NM	—	3,780

North America	60,239	59,036	51,332	2%	17%	56,886	51,843

Egypt (1, 2)	753	1,127	916	-33%	-18%	939	917
North Sea	1,008	1,104	1,219	-9%	-17%	1,092	1,044

International (1)	1,761	2,231	2,135	-21%	-18%	2,031	1,961

Total	62,000	61,267	53,467	1%	16%	58,917	53,804

BOE per day
Permian	222,259	201,832	160,823	10%	38%	202,499	151,346
MidContinent/Gulf Coast	45,140	48,147	41,138	-6%	10%	45,680	42,643
Gulf of Mexico	5,007	5,516	5,486	-9%	-9%	5,420	6,407

United States	272,406	255,495	207,447	7%	31%	253,599	200,396
Canada	—	—	23,544	—	NM	—	41,959

North America	272,406	255,495	230,991	7%	18%	253,599	242,355

Egypt (1, 2)	153,163	154,144	157,737	-1%	-3%	153,609	163,286
North Sea	50,686	54,470	59,507	-7%	-15%	53,157	57,451

International (1)	203,849	208,614	217,244	-2%	-6%	206,766	220,737

Total (1)	476,255	464,109	448,235	3%	6%	460,365	463,092

Total excluding noncontrolling interests	425,156	412,693	395,578	3%	7%	409,114	408,502

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	32,385	32,066	31,275			32,077	32,573
Gas (Mcf/d)	110,777	113,846	126,459			113,164	130,263
NGL (b/d)	251	376	305			313	306
(2) Egypt Gross Production - BOE per day	337,738	341,636	339,069	-1%	0%	336,506	333,942

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	3Q18 to 2Q18	3Q18 to 3Q17	September 30, 2018	September 30, 2017
OIL VOLUME - Barrels per day
Permian	90,434	89,928	77,701	1%	16%	88,629	74,796
MidContinent/Gulf Coast	10,067	11,492	9,670	-12%	4%	10,683	10,331
Gulf of Mexico	3,037	3,743	3,512	-19%	-14%	3,518	3,954

United States	103,538	105,163	90,883	-2%	14%	102,830	89,081

Egypt	47,260	47,837	49,992	-1%	-5%	47,694	51,134
North Sea	42,769	46,151	49,945	-7%	-14%	45,076	49,274

International	90,029	93,988	99,937	-4%	-10%	92,770	100,408

Total	193,567	199,151	190,820	-3%	1%	195,600	189,489

NATURAL GAS VOLUME - Mcf per day
Permian	516,930	403,267	278,308	28%	86%	426,421	247,335
MidContinent/Gulf Coast	124,572	135,629	115,982	-8%	7%	127,095	117,978
Gulf of Mexico	10,280	8,881	10,196	16%	1%	9,783	12,656

United States	651,782	547,777	404,486	19%	61%	563,299	377,969

Egypt	179,539	188,012	216,990	-5%	-17%	185,806	218,061
North Sea	41,455	43,296	50,057	-4%	-17%	41,932	42,800

International	220,994	231,308	267,047	-4%	-17%	227,738	260,861

Total	872,776	779,085	671,533	12%	30%	791,037	638,830

NGL VOLUME - Barrels per day
Permian	45,671	44,693	36,737	2%	24%	42,800	34,968
MidContinent/Gulf Coast	14,311	14,050	12,137	2%	18%	13,815	12,909
Gulf of Mexico	257	293	275	-12%	-7%	271	379

United States	60,239	59,036	49,149	2%	23%	56,886	48,256

Egypt	402	596	534	-33%	-25%	498	526
North Sea	1,008	1,104	1,219	-9%	-17%	1,092	955

International	1,410	1,700	1,753	-17%	-20%	1,590	1,481

Total	61,649	60,736	50,902	2%	21%	58,476	49,737

BOE per day
Permian	222,259	201,832	160,823	10%	38%	202,499	150,988
MidContinent/Gulf Coast	45,140	48,147	41,138	-6%	10%	45,680	42,643
Gulf of Mexico	5,007	5,516	5,486	-9%	-9%	5,420	6,407

United States	272,406	255,495	207,447	7%	31%	253,599	200,038

Egypt	77,585	79,769	86,691	-3%	-11%	79,159	88,006
North Sea	50,686	54,470	59,507	-7%	-15%	53,157	57,451

International	128,271	134,239	146,198	-4%	-12%	132,316	145,457

Total	400,677	389,734	353,645	3%	13%	385,915	345,495

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
AVERAGE OIL PRICE PER BARREL
Permian	$60.07	$62.69	$45.68	$61.41	$46.64
MidContinent/Gulf Coast	69.38	65.98	45.99	65.83	47.21
Gulf of Mexico	70.87	67.76	46.50	69.19	47.24
United States	61.20	63.27	45.68	62.08	46.54
Canada	—	—	42.23	—	45.25
North America	61.20	63.27	45.56	62.08	46.42
Egypt	74.92	74.14	51.23	71.85	50.78
North Sea	75.01	73.05	53.11	71.32	51.35
International	74.95	73.78	51.87	71.68	50.97
Total	69.12	69.35	49.34	67.65	49.15
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$1.98	$1.85	$2.56	$2.06	$2.54
MidContinent/Gulf Coast	2.45	2.21	2.78	2.44	2.93
Gulf of Mexico	2.87	2.95	2.97	3.16	3.04
United States	2.09	1.94	2.62	2.15	2.58
Canada	—	—	1.90	—	2.17
North America	2.09	1.94	2.47	2.15	2.45
Egypt	2.85	2.85	2.81	2.85	2.77
North Sea	7.78	6.82	5.27	7.07	5.27
International	3.40	3.29	3.10	3.31	3.02
Total	2.56	2.50	2.75	2.62	2.70
AVERAGE NGL PRICE PER BARREL
Permian	$32.38	$26.97	$16.68	$28.24	$15.47
MidContinent/Gulf Coast	25.89	22.90	12.92	23.70	12.65
Gulf of Mexico	34.48	32.52	19.64	32.47	18.46
United States	30.84	26.03	15.77	27.15	14.75
Canada	—	—	15.80	—	16.39
North America	30.84	26.03	15.77	27.15	14.87
Egypt	45.92	40.80	36.47	40.67	35.98
North Sea	54.73	44.71	26.92	47.16	30.51
International	50.96	42.73	31.02	44.16	33.07
Total	31.42	26.64	16.38	27.74	15.53

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY OF DERIVATIVE INSTRUMENT GAINS (LOSSES), NET

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Derivative settlements - realized gain/(loss)	$7	$23	$(110)	$23
Amortization of call and put premium	(14)	(50)	(24)	(50)

Realized loss	(7)	(27)	(134)	(27)
Unrealized mark-to-market gain/(loss)	(16)	(83)	88	(42)

	$(23)	$(110)	$(46)	$(69)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Unproved leasehold impairments	$39	$160	$76	$214
Dry hole expense	21	38	57	136
Geological and geophysical expense	6	12	41	24
Exploration overhead and other	33	21	77	57

	$99	$231	$251	$431

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	1,006	554	2,734	1,760
Net cash used in investing activities	(926)	(94)	(2,840)	(623)
Net cash used in financing activities	(459)	(185)	(969)	(572)

SUMMARY BALANCE SHEET INFORMATION

	September 30, 2018	December 31, 2017
Cash and cash equivalents	$593	$1,668
Other current assets	2,192	2,057
Property and equipment, net	18,646	17,759
Other assets	439	438

Total assets	$21,870	$21,922

Current debt	$150	$550
Current liabilities	2,057	2,014
Long-term debt	8,053	7,934
Deferred credits and other noncurrent liabilities	2,664	2,633
Apache shareholders’ equity	7,612	7,416
Noncontrolling interest	1,334	1,375

Total Liabilities and shareholders’ equity	$21,870	$21,922

Common shares outstanding at end of period	382	381

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net cash provided by operating activities	$1,006	$1,113	$554	$2,734	$1,760
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	39	39	33	118	81
Current income tax provision	262	249	99	709	413
Other adjustments to reconcile net income to net cash provided by operating activities	(40)	(58)	(87)	(147)	(166)
Changes in operating assets and liabilities	(6)	(181)	101	(3)	228
Financing costs, net (excluding loss on early extinguishment of debt)	98	94	101	291	299
Transaction, reorganization & separation costs	8	12	20	20	14

Adjusted EBITDAX (Non-GAAP)	$1,367	$1,268	$821	$3,722	$2,629

Reconciliation of income attributable to common stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	September 30, 2018				September 30, 2017
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income including noncontrolling interest (GAAP)	$406	$(245)	$161	$0.42	$93	$12	$105	$0.27
Income attributable to noncontrolling interest	147	(67)	80	0.21	76	(34)	42	0.11

Net income attributable to common stock	259	(178)	81	0.21	17	46	63	0.16
Adjustments: *
Loss on extinguishment of debt	94	(19)	75	0.19	—	—	—	—
Asset impairments	49	(13)	36	0.10	160	(56)	104	0.27
Valuation allowance and other tax adjustments	—	24	24	0.06	—	(1)	(1)	—
Modification of stock comp plans	11	(2)	9	0.02	—	—	—	—
Transaction, reorganization & separation costs	8	(1)	7	0.02	20	(7)	13	0.03
Gain on divestitures	(1)	—	(1)	—	(296)	77	(219)	(0.56)
Unrealized derivative instrument (gain)/loss	16	(3)	13	0.03	83	(29)	54	0.14

Adjusted earnings (Non-GAAP)	$436	$(192)	$244	$0.63	$(16)	$30	$14	$0.04

	For the Nine Months Ended				For the Nine Months Ended
	September 30, 2018				September 30, 2017
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Income including noncontrolling interest (GAAP)	$1,302	$(666)	$636	$1.65	$640	$345	$985	$2.58
Income attributable to noncontrolling interest	393	(178)	215	0.56	251	(114)	137	0.36

Net income attributable to common stock	909	(488)	421	1.09	389	459	848	2.22
Adjustments: *
Loss on extinguishment of debt	94	(19)	75	0.19	1	—	1	—
Asset impairments	86	(20)	66	0.18	222	(78)	144	0.38
Valuation allowance and other tax adjustments	—	30	30	0.08	—	(641)	(641)	(1.69)
Modification of stock comp plans	39	(9)	30	0.07	—	—	—	—
Transaction, reorganization & separation costs	20	(4)	16	0.04	14	(5)	9	0.03
Gain on divestitures	(10)	1	(9)	(0.02)	(616)	194	(422)	(1.10)
Unrealized derivative instrument (gain)/loss	(88)	19	(69)	(0.18)	42	(15)	27	0.07

Adjusted Earnings (Non-GAAP)	$1,050	$(490)	$560	$1.45	$52	$(86)	$(34)	$(0.09)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Current debt	$150	$400	$400	$550	$550
Long-term debt	8,053	7,937	7,936	7,934	7,933

Total debt	8,203	8,337	8,336	8,484	8,483
Cash and cash equivalents	593	972	1,077	1,668	1,846

Net debt	$7,610	$7,365	$7,259	$6,816	$6,637

Reconciliation of Costs incurred and GTP capital investments to Oil and gas capital investment

Management believes the presentation of oil and gas capital investments is useful for investors to assess Apache’s expenditures related to our oil and gas capital activity. We define oil and gas capital investments as costs incurred for oil and gas activities and GTP activities, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to oil and gas capital activity and is consistent with how we plan our capital budget.

	For the Quarter		For the Nine Months Ended
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Costs incurred in oil and gas property:
Acquisitions
Proved	$—	$—	$—	$3
Unproved	48	85	86	149
Exploration and development	872	734	2,461	1,980

	920	819	2,547	2,132
GTP capital investments:
GTP facilities	124	109	367	397

Total Costs incurred and GTP capital investments	$1,044	$928	$2,914	$2,529

Reconciliation of Costs incurred and GTP to Oil and gas capital investment
Asset retirement obligations incurred and revisions—oil and gas property	$(12)	$(1)	$(18)	$(106)
Asset retirement obligations incurred and revisions—GTP facilities	2	—	(10)	(14)
Asset retirement obligations settled	15	10	39	32
Exploration expense other than dry hole expense and unproved leasehold impairments	(39)	(33)	(118)	(81)
Less noncontrolling interest	(44)	(61)	(151)	(133)

Oil and gas capital investment	$966	$843	$2,656	$2,227

Reconciliation of net cash provided by operating activities to cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net cash provided by operating activities	$1,006	$1,113	$554	$2,734	$1,760
Changes in operating assets and liabilities	(6)	(181)	101	(3)	228

Cash flows from operations before changes in operating assets and liabilities	$1,000	$932	$655	$2,731	$1,988